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                                                                    EXHIBIT 99.1

Final Peach Release - November 9, 2000 11:50 am



             NDC ANNOUNCES AGREEMENT TO ACQUIRE CANADIAN IMPERIAL
              BANK OF COMMERCE'S MERCHANT CARD SERVICES BUSINESS

ATLANTA, November 9, 2000 - National Data Corporation (NYSE:NDC) announced today it has agreed to acquire Canadian Imperial Bank of Commerce's (CIBC) Merchant Card Services business and to form a ten-year alliance for marketing merchant payment-related products and services throughout Canada.

     Under the terms of the agreement, pending regulatory approvals, CIBC will sell its Merchant Card Services business to NDC in exchange for a 26.25% equity stake in Global Payments Inc., once a planned spin-off from NDC is completed.

     NDC's Global Payments Inc. subsidiary is a leading U.S. payment processing and merchant acquiring company. It expects the marketing alliance with CIBC, one of Canada's largest VISA and online debit acquirers, to significantly broaden its presence in North America. CIBC Merchant Card Services processes over 800 million transactions per year for over 140,000 merchant locations throughout Canada with referrals from CIBC's 1,200 branch locations. For the fiscal year ended October 31, 1999, CIBC Merchant Card Services had net revenue of US$86.6 million and net income of US$13.0 million.

     NDC earlier announced plans to spin-off its eCommerce business segment, which will be named Global Payments Inc., upon receiving a favorable tax ruling from the Internal Revenue Service and other regulatory approvals. The closing with CIBC is expected to take place shortly after the completion of the NDC eCommerce spin-off.

     "This alliance with CIBC complements our strategic objectives in the direct acquiring marketplace and expands our global distribution channels," said Paul
R. Garcia,
                                     (More)
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Page 2 - NDC ANNOUNCES AGREEMENT TO ACQUIRE CANADIAN IMPERIAL BANK OF COMMERCE'S
MERCHANT CARD SERVICES BUSINESS

CEO of NDC eCommerce. "CIBC is a major North American financial institution with proven success in marketing to and serving an impressive base of merchants. This transaction will add to our global scope and scale -- driving growth and value for our shareholders," he said.

     "The alliance provides CIBC an excellent means to expand its merchant services activities, as well as combine capabilities with an established market leader in NDC," said David Marshall, CIBC vice-chairman of electronic commerce, operations and technology. "The arrangement is consistent with CIBC's broader initiatives in electronic commerce and expansion into the U.S. marketplace." Marshall noted that the alliance would also complement CIBC's industry-leading card issuing business in Canada.

     CIBC (TSE:CM, NYSE:BCM) is a leading North American financial institution offering more than eight million personal banking and business customers a full range of products and services through its comprehensive electronic banking network, branches and offices across Canada, in the United States and around the world. CIBC is a leader in electronic banking, with more than three million electronic banking customers accessing telephone banking, ABMs, PC banking, and Internet banking at www.cibc.com.
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     National Data Corporation (NYSE:NDC) is a leading provider of electronic commerce solutions and health information services that add value to its customers' operations.

                                     # # #

When used in this report, press releases, and elsewhere by management of National Data Corporation, from time to time, the words "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements concerning the Company's operations, economic performance and financial condition, including in particular, the Company's ability to realize the benefits of the change in our business, the write-offs, and the charges, including growth in revenue and earnings. These statements are based on a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions which are subject to change. A variety of factors could cause actual results to differ materially from those anticipated in the Company's forward-looking statements, some of which include competition in the market for the Company's services, continued expansion of the Company's product and service offerings, product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, the ability to consummate and integrate acquisitions, and other risk factors that are discussed from time to time in the Company's Securities and Exchange Commission ("SEC") reports and other filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligations to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.